UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOLLOW UP OF INGE THULIN’S E-MAIL – REMINDER FOR 3MER STOCKHOLDERS TO VOTE

April 27, 2015

Dear fellow 3Mer stockholder:

An e-mail was sent to you from our Chairman and CEO Inge Thulin dated March 27, 2015, containing your proxy materials in connection with 3M Company’s Annual Stockholder Meeting to be held on Tuesday, May 12, 2015.  According to our records, your voting instructions for this meeting have not been received.  Regardless of the number of shares you own, it is important that you vote your shares.

Please take a moment to vote your proxy at your earliest convenience. Please read carefully and consider the information contained in the Company’s Proxy Statement.

Since the Annual Meeting is fast approaching, we encourage you to vote as soon as you can.

If you have already voted and do not wish to change your instructions, there is no need to resubmit your vote.

Thank you for your action.

++++++++++++++++++++++++++++++++++
This e-mail represents all shares in the following account(s).

NAME
3M COMPANY-COMMON
3M COMPANY - 401K
3M COMPANY - ESOP

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/

You may need your CONTROL NUMBER and your PIN:

* CONTROL NUMBER:

* Your PIN is the four-digit number you selected at the time of your enrollment, or if consent was provided by your employer may be the last four digits of your Social Security Number.

* If you have forgotten your PIN please follow the “Forgot PIN”
instructions on proxyvote.com.

Internet voting is accepted until 11:59 p.m. (ET) the day before the meeting/cut-off date.

The relevant supporting documents can be found at the following Internet site(s):

Proxy Statement
https://materials.proxyvote.com/

Annual Report
https://materials.proxyvote.com/

If you are an employee and were enrolled for electronic delivery by 3M COMPANY, and still wish to receive hard copies of these materials, you may contact 3M COMPANY’s Investor Relations department.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:

There are no charges for this service.  There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Questions regarding this communication should be directed to your advisor or the company’s Investor Relations department. For questions specific to the proxyvote.com website, please reply to this email and include the original text and subject line for identification purposes.